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                                                                   EXHIBIT 21.1



                             HEALTHTRONICS, INC.
                            SCHEDULE OF SUBSIDIARIES
                      (as of the date of this Prospectus)



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
Tenn-Ga Prostate Therapies, LLC                      Limited Liability Corporation               TN
Litho Management, Inc.                               Corporation                                 TX
HLE Corporation                                      Corporation                                 TX
U.S. Lithotripsy, L.P.                               Limited Partnership                         TX
Metro I Stone Management, Ltd.                       Limited Partnership                         TX
Mississippi Valley I Stone Management, L.P.          Limited Partnership                         MO
East Texas I Stone Management, Ltd.                  Limited Partnership                         TX
Dallas Stone Management, L.P.                        Limited Partnership                         TX
S.C. Missouri Stone Management, L.P.                 Limited Partnership                         MO
Tulsa Stone Management, L.P.                         Limited Partnership                         OK
Tyler Stone Services, L.P.                           Limited Partnership                         TX
Tyler Stone Management, L.P.                         Limited Partnership                         TX
SE Colorado Lithotripsy, L.P.                        Limited Partnership                         CO
Mississippi Valley II Stone Management, L.P.         Limited Partnership                         MO
Missouri Valley Lithotripsy, L.P.                    Limited Partnership                         MO
North Central Texas Lithotripsy, L.P.                Limited Partnership                         TX
AESL Limited Partnership                             Limited Partnership                         AK
Central Missouri Lithotripsy, LLC                    Limited Liability Corporation               MO
Lithowest, LLC                                       Limited Liability Corporation               AZ
Florida Lithology, Inc.                              Corporation                                 FL
Florida Lithology, Ltd.                              Limited Partnership                         FL
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